                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           PACER INTERNATIONAL, INC.

                               -------------------

                   Pursuant to Section 103, Section 242 and
                  Section 245 of the General Corporation Law
                           of the State of Delaware

                               -------------------


     The undersigned, being the duly elected President and Chief Executive Officer of Pacer International, Inc., a Delaware corporation (the
"Corporation"), hereby certifies as follows:

     FIRST: The name of the Corporation is Pacer International, Inc. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 5, 1997, under the name of PMT Holdings, Inc.

     SECOND: This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law and amends and restates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation dated April 1, 1997, as amended by the Certificate of Amendment dated May 1, 1998.

     THIRD: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the ___ day of __________, 1998.

                                       ------------------------------
                                       Donald C. Orris
                                       President and Chief Executive
                                         Officer
ATTEST:


------------------------------
Joseph P. Atturio
Secretary

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           PACER INTERNATIONAL, INC.

                          -----------------------------

                                   ARTICLE I

                                     NAME

                  The name of the corporation (herein called the "Corporation")
                                                                  -----------
is PACER INTERNATIONAL, INC.

                                  ARTICLE II

                           REGISTERED OFFICE AND AGENT

                  The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

                                  ARTICLE III

                              OBJECTS AND PURPOSES

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").
                                               ----
                                  ARTICLE IV

                                 CAPITAL STOCK

                  The total number of shares of stock which the Corporation shall have authority to issue is 25,000,000 shares, consisting of (a) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"),
                                                          ---------------
478,421 of which shall be designated Series A Preferred Stock (the "Series A
                                                                    --------
Preferred Stock"), and (b) 20,000,000 shares of Common Stock, par value $.01 per
---------------
share (the "Common Stock").
            ------------

                  Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, each share of the Corporation's Common Stock, $.01 par value, theretofore outstanding shall, without any action on the part of the holder thereof, be automatically reclassified, changed and converted into 9.5 shares of Common Stock, $.01 par value, of the Corporation, and each holder of the outstanding shares of Common Stock so converted pursuant to this sentence shall be entitled to receive, in exchange for the certificate or certificates representing the outstanding shares so converted registered in such holder's name, a new certificate or certificates representing such shares as so converted registered in such holder's name; provided, however, that the failure of any such holder to so exchange such
--------  -------
holder's certificate or certificates shall in no way affect the conversion of such holder's shares as aforesaid, provided further, however, that in lieu of
                                   -------- -------  -------
issuing any fractional shares resulting from such conversions, a holder who would otherwise have been entitled to receive a fractional share shall be entitled to receive in lieu thereof an amount in cash equal to the product of such fractional share multiplied by $________, which amount shall be payable together with the delivery to such holder of the new certificate or certificates to be issued to such holder pursuant to this sentence.

                  The Preferred Stock and the Common Stock shall have the rights and preferences and limitations set forth below in this Article IV.

A.       Preferred Stock
         ---------------

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated herein or in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof.

                  Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof.

4.1      Definitions.
         -----------

         As used herein, the following capitalized terms have the following meanings:

                  "Affiliate" means, with respect to any Person, any other
                   ---------
Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purpose of the above definition, the term "control" (including, with
                                               -------
correlative meaning, the terms "controlling", "controlled by" and "under common
                                -----------    -------------       ------------
control with"), as used with respect to any Person, means the possession,
------------
directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

                  "Board" means the Board of Directors of the Corporation.
                   -----
                  "Issuance Date" means, with respect to each share of Series A
                   -------------
Preferred Stock, the date upon which such share was originally issued.

                  "Liquidation" means (i) any voluntary or involuntary
                   -----------
liquidation, dissolution or winding-up of the affairs of the Corporation, (ii) the sale of all or substantially all of the assets of the Corporation and its Subsidiaries, on a consolidated basis, to any Person which or who is not a wholly owned Subsidiary of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such merger or consolidation own less than a majority in voting power of the outstanding capital stock of the surviving or resulting corporation, immediately following such merger or consolidation. For the purpose of this definition, a sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation or sale of all or substantially all assets) to a Person (other than the Corporation or a wholly owned Subsidiary thereof) which constitutes all or substantially all of the consolidated assets of the Corporation and its Subsidiaries shall be deemed a Liquidation.

                  "Liquidation Date" has the meaning ascribed to it in
                   ----------------
Section 4.3(b).
--------------
                  "Liquidation Preference" means, at any point in time and with
                   ----------------------
respect to each share of Series A Preferred Stock, an amount per share equal to the Original Issuance Price of such share, plus the aggregate amount of all dividends declared on such share (if any) through, and remaining unpaid as of, the date in question, less the aggregate amount of all distributions (if any) of any kind or description made by the Corporation with respect to such share, whether constituting a return of the Original Issuance Price of such share or a payment of dividends on such share through the date in question or otherwise.

                  "Original Issuance Price" means, in the case of a share of
                   -----------------------
Series A Preferred Stock, $9.00. The Original Issuance Price with respect to any share of Series A Preferred Stock shall be adjusted to reflect any stock dividend or distribution, stock split, reverse stock split or combination or other similar pro rata recapitalization event affecting the Series A Preferred Stock.

                  "Person" shall be construed broadly and shall include an
                   ------
individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Securities" means, with respect to any Person, such Person's
                   ----------
"securities" as defined in Section 2(1) of the Securities Act and includes, without limitation, such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
      --------------
similar federal law then in force.

     "Subsidiary" means, with respect to any other Person, any Person (i) whose
      ----------
shares of stock or other Securities having a majority of the general voting power in electing the board of directors or equivalent governing body (excluding shares or other Securities entitled to vote only upon the failure to pay dividends thereon or other contingencies) are, at the time as of which any determination is being made, owned by such other Person either directly or indirectly through one or more other Persons constituting Subsidiaries of such other Person or (ii) more than a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such other Person either directly or indirectly through one or more other Persons constituting Subsidiaries of such other Person.

4.2  Dividends and Distributions.
     ---------------------------

     (a) Each holder of a share of Series A Preferred Stock shall be entitled to receive regular dividends in cash at the per annum rate of 12% of the Original Issuance Price of such share of Series A Preferred Stock, calculated on the basis of the number of days that such share is outstanding during the period with respect to which such dividend is being paid, if, when and as declared by the Board of Directors of the Corporation in its sole discretion. Dividends shall be payable to the holders of record of Series A Preferred Stock as they appear on the stock ledger of the Corporation on the date (a "Record Date") fixed by the Board of Directors, which Record Date shall not be more than 60 days preceding the relevant date on which dividends shall be paid and shall not precede the date on which the resolution fixing such Record Date shall have been adopted.

     (b) So long as any shares of Series A Preferred Stock are outstanding, unless otherwise waived by the holders of a majority in interest of the Series A Preferred Stock then outstanding, the Corporation shall not pay or declare or set apart for payment any dividend or make any other distribution (whether in cash or obligations of the Corporation or other properties) on or with respect to any shares of Common Stock or any other shares of capital stock of the Corporation ranking on a parity with or junior to Series A Preferred Stock with respect to dividends or redeem, repurchase or otherwise acquire (for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) any such shares.

     (c) Notwithstanding anything contained herein to the contrary, the Corporation shall not be obligated to declare or pay any dividend on the Series A Preferred Stock or to make any distribution of any kind on or with respect to the Series A Preferred Stock pursuant to this Section 4.2 or otherwise if such
                                              -----------
dividend or distribution is prohibited by any agreement between the Corporation and any third-party lender to the Corporation; provided, however, that any
                                               --------  -------
dividends or distributions by the Corporation contemplated by this Section 4.2
                                                                   -----------
or otherwise which would be payable but for the foregoing clause of this
Section 4.2(c) shall be payable immediately following the termination of the
--------------
provisions prohibiting the payment thereof set forth in such agreements, and the Corporation shall use its reasonable commercial efforts to obtain any consents, approvals or other authorizations necessary for the payment thereof.

4.3  Liquidation.
     -----------

         (a) Upon a Liquidation:

             (i) The holders of record of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to any holder of Common Stock or other class or series of capital stock of the Corporation, for each share of such Series A Preferred Stock, an amount equal to the Liquidation Preference of such share. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 4.3(a)(i), the holders of Series A
                              -----------------
     Preferred Stock shall share ratably in any distribution of the assets of the Corporation based on the respective amounts which would be payable to them in respect of the shares of Series A Preferred Stock held by them upon such distribution pursuant to this Section 4.3(a)(i) if all amounts payable
                                        -----------------
     on or with respect to such shares were paid in full.

             (ii) After all distributions pursuant to Sections 4.3(a)(i) have
                                                      ------------------
     been made, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of shares of Common Stock pro rata based on the
                                                          --- ----
     number of shares of Common Stock held.

         (b) The Corporation shall mail a written notice of Liquidation to each holder of record of shares of Series A Preferred Stock, at his or its post office address last shown on the records of the Corporation, not less than 30 days prior to the date on which such Liquidation is to be consummated (the "Liquidation Date").
 ----------------

4.4  Voting.
     ------

     Except as set forth in the next sentence or as required by law, the holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to the vote of stockholders of the Corporation. The Corporation shall not, without obtaining the prior written consent or affirmative vote of the holders of a majority in interest of the Series A Preferred Stock then outstanding, voting together as a single class and given by written consent in lieu of a meeting or by vote at a special meeting called for such purpose (for which written notice shall have been given to all holders of Series A Preferred Stock in the manner provided in the By-laws of the Corporation):

             (i) amend, alter or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation if such amendment, alteration or repeal would materially adversely affect the powers, preferences and rights, or the qualifications and limitations of the Series A Preferred Stock;

             (ii) authorize, create or issue any series or class of capital stock of the Corporation which, in any case, ranks as to payment of dividends or distributions of assets, including, without limitation, any distributions to be made upon the Liquidation of the Corporation, senior to or pari passu with the Series A Preferred Stock;
        ---- -----
             (iii) reclassify any class or series of capital stock of the Corporation which ranks junior to the Series A Preferred Stock as to the payment of dividends, distribution of assets or redemptions into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets (including, without limitation, any distributions to be made upon the liquidation, dissolution or winding up of the Corporation) or redemptions, senior to or pari passu with the Series A
                                                   ---- -----
     Preferred Stock; or

             (iv) declare or pay any dividends (other than dividends payable solely in shares of the Corporation's Common Stock) or make any distribution of cash or property or both to holders of shares of Common Stock or any other capital stock of the Corporation.

4.5  Redemption.
     ----------
     At any time and from time to time, the Corporation may redeem shares of Series A Preferred Stock at a purchase price per share equal to the Liquidation Preference of the shares to be so redeemed as of the date of redemption (the "Redemption Price"). At least 10 days but not more than 60 days prior to the date fixed for any redemption (each, a "Redemption Date") of shares of Series A Preferred Stock, the Corporation shall give written notice (the "Redemption Notice") to each holder of record of the shares of Series A Preferred Stock to be redeemed. Such notice shall specify (i) the number of shares being redeemed from such holder, (ii) the Redemption Date and (iii) the Redemption Price of the shares being redeemed. The Redemption Notice shall call upon such holder to surrender to the Corporation on the Redemption Date, at the place or places designated in the Redemption Notice, the certificate or certificates representing the number of shares of Series A Preferred Stock to be redeemed from such holder as specified in the Redemption Notice. On and after the Redemption Date, each holder of shares of the Series A Preferred Stock being redeemed shall be entitled to receive the Redemption Price for each such share upon the presentation and surrender of the certificate or certificates representing such shares at the place designated in the Redemption Notice. Each surrendered certificate shall be cancelled. If less than all of the shares represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the shares not redeemed. From and after the date of redemption, or from and after the date the Redemption Notice has been sent as aforesaid and a sum sufficient to redeem the shares of the Series A Preferred Stock called for redemption shall have been irrevocably deposited or set aside, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the Redemption Price thereof, shall cease and terminate, such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. In the event of any redemption of less than all of the outstanding shares of Series A Preferred Stock outstanding on any given Redemption Date, such redemption shall be made pro rata
                                                                        --- ----
from each holder of Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each holder on such Redemption Date and the aggregate number of shares of Series A Preferred Stock outstanding on such Redemption Date. Shares of Series A Preferred Stock redeemed by the Corporation shall be retired and not available for reissuance.

B.       Common Stock.
         ------------
         Each holder of the Common Stock of the Corporation shall be entitled to one vote for every share of Common Stock outstanding in his name on the books of the Corporation. Except for and subject to those rights expressly granted to the holders of Series A Preferred Stock or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders, including, but not limited to, (i) the right to receive dividends, when and as declared by the Board out of assets legally available therefor, and (ii) in the event of any distribution of assets upon the Liquidation of the Corporation or otherwise, the right to receive ratably and equally with all holders of all Common Stock all the assets and funds of the Corporation remaining after the payment to the holders of the Series A Preferred Stock of the specific amounts that they are entitled to receive upon such Liquidation of the Corporation, if any.

                                   ARTICLE V

                                   DIRECTORS

                  The Board of Directors shall consist of a total of not less than three nor more than fifteen members, and shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the directors of one class expiring each year. In the event that any increase or decrease in the number of directors shall result in a number of directors which is not divisible into three classes with the same number of directors in each class, the determination of the class of such new director or directors or the class or classes from which a director shall be eliminated shall be made by the Board in its sole discretion. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the initial directors elected to
                      --------  -------
Class I shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1998, the initial directors elected to Class II shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1999 and the initial directors elected to Class III shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 2000. Each director shall hold office until the annual meeting for the year in which his term expires and until such director's successor shall be elected and qualified, subject, however, to such director's earlier death, resignation, disqualification or removal from office. In the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the number of directors in each class. Any vacancy in the Board of Directors resulting from any increase in the number of directors and any other vacancy occurring in the Board of Directors may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and any director so elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected and until such director's successor is duly elected and qualified (subject, however, to such director's earlier death, resignation, disqualification or removal from office). In no event shall a decrease in the number of directors shorten the term of any incumbent director.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Certification of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

                                  ARTICLE VI

                              DIRECTOR LIABILITY

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII

                                INDEMNIFICATION

                  The Corporation shall, to the fullest extent permitted by
Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                 ARTICLE VIII

                               BY-LAW AMENDMENTS

                  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation.

                                   ARTICLE IX

                        SPECIAL MEETINGS OF STOCKHOLDERS

                  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Special meetings of stockholders of the Corporation may not be called by any other person or persons.

                                   ARTICLE X

                              CREDITORS' MEETINGS

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                    * * * *

                                     -11-